Two Bethesda Metro Center 14th Floor Bethesda MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE
August 23, 2013

Contact:
Investors - (301) 951-5917

American Capital Amends $600 Million Senior Term Loan Credit Facility to Reduce Interest Rate and Increase Flexibility

Bethesda, MD - August 23, 2013 - American Capital, Ltd. (Nasdaq: ACAS) (“American Capital” or the “Company”) announced today that it has amended its $600 million senior secured term loan credit facility (which had $450 million in loans outstanding as of the closing date following a recent scheduled amortization payment). JP Morgan Securities, LLC and BMO Capital Markets Corp. were joint lead arrangers and bookrunners on the transaction.

The amendment modifies the credit agreement to, among other things:

•	Reduce the interest rate from LIBOR plus 4.25% to LIBOR plus 3.00%;

•	Reduce the LIBOR floor from 1.25% to 1.00%;

•	Reduce scheduled amortization from $150 million per year to $4.5 million per year;

•	Eliminate the excess cash flow sweep when the Company's borrowing base coverage exceeds 150%; and

•	Increase the advance rates for collateral when calculating the borrowing base.

“We are pleased to have successfully amended our term loan credit facility to significantly lower our borrowing costs,” said Tom McHale, Senior Vice President, Finance. “We enjoyed strong demand and continued to receive the support of an excellent roster of debt investors.”

“On August 7, 2013 Standard & Poors Rating Services raised our counterparty credit and senior secured debt ratings to BB- from B+ with a stable outlook,” said Michael Sarner, Senior Vice President, Treasury. “This upgrade is a testament to our strong performance in growing cash flows and will provide us with increased financial flexibility to continue to grow the company and create value for shareholders.”

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $21 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $119 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $10 billion of net book value and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking information and statements. Forward-looking statements give our current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company's control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.